Exhibit 99.1

Cannae Holdings, Inc. Announces Third Quarter 2026 Financial Results

~ Quarterly results call scheduled for 5:00pm ET ~

LAS VEGAS, November 9, 2026 – Cannae Holdings, Inc. (NYSE: CNNE) (“Cannae” or the “Company”) has released its third quarter 2026 financial results by posting them to its website. Please visit the Cannae website at www.cannaeholdings.com to view the third quarter 2026 financial results, which are included in its Letter to Shareholders.

Conference Call

As previously announced, Cannae will host a conference call, today, November 9, 2026 at 5:00pm (Eastern Time), to discuss its third quarter 2026 results. The conference call can be accessed by dialing 1-833-309-3473 (domestic) or 1-785-838-9251 (international) and asking for the Cannae Holdings Third Quarter 2026 Earnings Call. The conference ID is CANNAE. A telephonic replay will be available at the conclusion of the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671, and providing the access code 11162615. The telephonic replay will be available until 11:59 pm (Eastern Time) on November 23, 2026.

Interested investors and other parties may also listen to a simultaneous webcast of the live call available on the Company’s website at www.cannaeholdings.com. The online replay will be available on the Company’s website immediately following the call.

About Cannae Holdings, Inc.

Cannae is a diversified holding company that provides shareholders a unique opportunity to generate returns through owning a portfolio of operating businesses. The Company is transitioning its portfolio to focus on sports and entertainment-related assets, with the goal of building a more concentrated and synergistic portfolio designed to generate long-term investment returns and stock price appreciation for shareholders. We believe Cannae’s permanent capital base, long-term ownership and active involvement in the management and operations of our companies help maximize the value of those businesses for our shareholders.

Cannae primarily acquires interests in operating companies and is actively engaged in managing and operating a core group of those companies. We believe that our long-term ownership and active involvement in the management and operations of companies helps maximize the value of those businesses for shareholders. We are a long-term owner that secures control and governance rights of other companies primarily to engage in their lines of business, and we have no preset time constraints dictating when we sell or dispose of our businesses. For more information, see the Company’s website at www.cannaeholdings.com.

Company Contact

Jamie Lillis, Managing Director, Solebury Strategic Communications, 203-428-3223, jlillis@soleburystrat.com

Source: Cannae Holdings, Inc.